Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-36085) pertaining to the 401(k) Plan of IndyMac Bank, F.S.B. of our report dated June 9, 2006, with respect to the financial statements and schedule of the IndyMac Bank, F.S.B. 401(k) Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2005 filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
Los Angeles, California
June 26, 2006

15